Exhibit 99.1

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
SPSC@blueshirtgroup.com

SPS Commerce Reports Fourth Quarter and Fiscal Year 2025 Financial Results
Company delivers 100th consecutive quarter of topline growth
Fourth quarter 2025 revenue grew 13% and recurring revenue grew 14% from the fourth quarter of 2024
Announces planned retirement of Chief Financial Officer and appointment of new Chief Financial Officer
Announces increase to Share Repurchase Program

MINNEAPOLIS, February 12, 2026 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), the leading intelligent supply chain network, today announced financial results for the fourth quarter and year ended December 31, 2025.
Financial Highlights
Fourth Quarter 2025 Financial Highlights
•Revenue was $192.7 million in the fourth quarter of 2025, compared to $170.9 million in the fourth quarter of 2024, reflecting 13% growth.
•Recurring revenue grew 14% from the fourth quarter of 2024.
•Net income was $25.8 million or $0.68 per diluted share, compared to net income of $17.6 million or $0.46 per diluted share in the fourth quarter of 2024.
•Non-GAAP income per diluted share was $1.14, compared to non-GAAP income per diluted share of $0.89 in the fourth quarter of 2024.
•Adjusted EBITDA for the fourth quarter of 2025 increased 22% to $60.5 million compared to the fourth quarter of 2024.
•Share repurchases in the fourth quarter of 2025 totaled $25.0 million.

Fiscal Year 2025 Financial Highlights
•Revenue was $751.5 million for the year ended December 31, 2025, compared to $637.8 million for the year ended December 31, 2024, reflecting 18% growth.
•Recurring revenue grew 20% from the year ended December 31, 2024.
•Net income was $93.3 million or $2.46 per diluted share for the year ended December 31, 2025, compared to net income of $77.1 million or $2.04 per diluted share for the comparable period in 2024, reflecting 21% growth in year-over-year net income.
•Non-GAAP income per diluted share was $4.27, compared to non-GAAP income per diluted share of $3.48 in the year ended December 31, 2024.
•Adjusted EBITDA for the year ended December 31, 2025, increased 24% to $231.4 million compared to the year ended December 31, 2024.
•Share repurchases for the year ended December 31, 2025 totaled $115.0 million.

“SPS Commerce’s sustained and profitable growth and ongoing network expansion demonstrate our success in delivering the products and services that retailers and suppliers depend on to strengthen collaboration and drive continuous improvement,” said Chad Collins, CEO of SPS Commerce. “We’re excited about our recently launched agentic capabilities that leverage decades of expertise and proprietary network intelligence and competitively position SPS to deliver more meaningful and scalable AI enhancements across our product portfolio to better address the trends that are shaping the future of supply chain collaboration.”

“The fourth quarter of 2025 marks SPS Commerce’s 100th consecutive quarter of revenue growth – a milestone that speaks to the durability of our business model and our disciplined financial strategy. As we look ahead, we remain focused on driving balanced, profitable growth and delivering long-term value for our customers and shareholders,” said Kim Nelson, CFO of SPS Commerce.
Executive Appointment
SPS Commerce also announced it has appointed Joseph Del Preto as its Executive Vice President and Chief Financial Officer, effective March 16, 2026. Del Preto brings more than 20 years of experience leading finance, accounting, and operational strategy for high-growth, publicly traded technology companies, most recently serving as Chief Financial Officer and Treasurer of Sprout Social, Inc., a publicly traded social media management and analytics platform. Before Sprout Social, Del Preto held senior finance leadership roles at Groupon and Echo Global Logistics and began his career in public accounting at PricewaterhouseCoopers. Kim Nelson, who announced her intent to retire as Executive Vice President & Chief Financial Officer, will remain at SPS Commerce through the conclusion of a customary transition period.

“For nearly two decades, Kim has been a steady, trusted leader through some of the most defining chapters of our company’s journey, from the IPO to our evolution into a global organization that just achieved 100 consecutive quarters of growth. On behalf of the entire SPS team, I want to thank Kim for her extraordinary contributions and congratulate her on a well-earned retirement,” said Chad Collins, CEO of SPS Commerce. “As we look ahead, I’m excited to welcome Joseph Del Preto as our new Chief Financial Officer. He brings deep experience leading finance organizations at scale, a strong understanding of public-company dynamics, and a leadership style that aligns closely with our values. I’m confident Joe will build on the strong foundation Kim created and help guide SPS through our next chapter of growth.”

Share Repurchase Program
The Company also announced today that the Board of Directors of SPS Commerce approved an additional $200.0 million in repurchase authority under the Company’s previously announced share repurchase program that was approved on October 29, 2025 for the repurchase of up to $100.0 million of common stock, for a total authorized repurchase amount of $300.0 million under the program. Purchases may be made from time to time in the open market or in privately negotiated purchases, or both. The share repurchase program became effective on December 1, 2025 and expires on December 1, 2027.

Guidance
First Quarter 2026 Guidance
•Revenue is expected to be in the range of $191.6 million to $193.6 million, representing 6% to 7% year-over-year growth.
•Net income per diluted share is expected to be in the range of $0.46 to $0.49, with fully diluted weighted average shares outstanding of 38.2 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.95 to $0.99.
•Adjusted EBITDA is expected to be in the range of $55.5 million to $57.5 million.
•Non-cash, share-based compensation expense is expected to be $17.2 million, depreciation expense is expected to be $4.5 million, and amortization expense is expected to be $9.6 million.

Fiscal Year 2026 Guidance
•Revenue is expected to be in the range of $798.5 million to $806.9 million, representing 6% to 7% growth over 2025.
•Net income per diluted share is expected to be in the range of $2.50 to $2.58, with fully diluted weighted average shares outstanding of 38.4 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $4.42 to $4.50.
•Adjusted EBITDA is expected to be in the range of $261.0 million to $265.5 million, representing 13% to 15% growth over 2025.
•Non-cash, share-based compensation expense is expected to be $67.1 million, depreciation expense is expected to be $21.6 million, and amortization expense is expected to be $38.3 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q4 2025 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service, and accessible experts so our customers can focus on what they do best. Over 50,000 recurring revenue customers in retail, grocery, distribution, supply, manufacturing, and logistics are using SPS as their retail network. SPS has achieved 100 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from investments held and foreign currency impact on cash and investments, investment income, and other adjustments as necessary for a fair presentation. Other adjustments for the year ended December 31, 2025 included the expense impacts from disposals of certain capitalized internally developed software, disposals of other equipment, remeasurement of acquired earn-out payments, and one-time acquisition-related insurance costs. Other adjustments for the year ended December 31, 2024 included the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs. Net income is the most directly comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from investments held and foreign currency impact on cash and investments, other adjustments as necessary for a fair presentation, including for the year ended December 31, 2025 the expense impacts from disposals of certain capitalized internally developed software, disposals of other equipment, remeasurement of acquired earn-out payments, and one-time acquisition-related insurance costs and for the year ended December 31, 2024 the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the most directly comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2026, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; In thousands, except shares)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$151,355	$241,017
Accounts receivable	75,295	56,214
Allowance for credit losses	(7,129)	(4,179)
Accounts receivable, net	68,166	52,035
Deferred costs	66,693	65,342
Other assets	49,090	23,513
Total current assets	335,304	381,907
Property and equipment, net	43,117	37,547
Operating lease right-of-use assets	5,025	8,192
Goodwill	541,719	399,180
Intangible assets, net	215,815	181,294
Other assets
Deferred costs, non-current	20,719	20,572
Deferred income tax assets	493	505
Other assets, non-current	7,667	2,033
Total assets	$1,169,859	$1,031,230
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,757	$8,577
Accrued compensation	47,577	47,160
Accrued expenses	13,074	12,108
Deferred revenue	75,590	74,256
Operating lease liabilities	4,353	4,583
Total current liabilities	154,351	146,684
Other liabilities
Deferred revenue, non-current	5,288	6,189
Operating lease liabilities, non-current	2,839	7,885
Deferred income tax liabilities	33,201	15,541
Other liabilities, non-current	287	241
Total liabilities	195,966	176,540
Commitments and contingencies
Stockholders' equity
Common stock	40	40
Treasury stock	(177,949)	(99,748)
Additional paid-in capital	722,737	627,982
Retained earnings	429,438	336,099
Accumulated other comprehensive loss	(373)	(9,683)
Total stockholders’ equity	973,893	854,690
Total liabilities and stockholders’ equity	$1,169,859	$1,031,230

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$192,652	$170,907	$751,505	$637,765
Cost of revenues	56,957	55,585	231,629	210,714
Gross profit	135,695	115,322	519,876	427,051
Operating expenses
Sales and marketing	41,740	39,220	169,130	148,920
Research and development	16,694	17,142	68,680	62,809
General and administrative	32,996	26,354	126,594	102,929
Amortization of intangible assets	9,579	7,862	37,169	23,510
Total operating expenses	101,009	90,578	401,573	338,168
Income from operations	34,686	24,744	118,303	88,883
Other income (expense), net	1,292	(373)	5,532	10,593
Income before income taxes	35,978	24,371	123,835	99,476
Income tax expense	10,137	6,812	30,496	22,422
Net income	$25,841	$17,559	$93,339	$77,054

Net income per share
Basic	$0.69	$0.47	$2.46	$2.07
Diluted	$0.68	$0.46	$2.46	$2.04

Weighted average common shares used to compute net income per share
Basic	37,712	37,646	37,881	37,306
Diluted	37,763	38,133	37,992	37,856

SPS COMMERCE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$93,339	$77,054
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	18,909	(9,786)
Depreciation and amortization of property and equipment	21,089	18,721
Amortization of intangible assets	37,169	23,510
Provision for credit losses	9,918	7,683
Stock-based compensation	53,728	54,557
Other, net	(1,087)	577
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(20,297)	(9,653)
Deferred costs	157	(3,120)
Other assets and liabilities	(28,686)	(7,313)
Accounts payable	4,715	796
Accrued compensation	(3,721)	1,434
Accrued expenses	(3,568)	4,115
Deferred revenue	(787)	728
Operating leases	(2,088)	(1,905)
Net cash provided by operating activities	178,790	157,398
Cash flows from investing activities
Purchases of property and equipment	(26,524)	(20,046)
Purchases of investments	—	(85,759)
Maturities of investments	—	143,275
Acquisition of business, net	(142,628)	(147,924)
Net cash used in investing activities	(169,152)	(110,454)
Cash flows from financing activities
Repurchases of common stock	(114,277)	(37,567)
Net proceeds from exercise of options to purchase common stock	3,861	4,714
Net proceeds from employee stock purchase plan activity	9,584	9,827
Net cash used in financing activities	(100,832)	(23,026)
Effect of foreign currency exchange rate changes	1,532	(1,982)
Net increase (decrease) in cash and cash equivalents	(89,662)	21,936
Cash and cash equivalents at beginning of period	241,017	219,081
Cash and cash equivalents at end of period	$151,355	$241,017

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$25,841	$17,559	$93,339	$77,054
Income tax expense	10,137	6,812	30,496	22,422
Depreciation and amortization of property and equipment	5,787	4,711	21,089	18,721
Amortization of intangible assets	9,579	7,862	37,169	23,510
Stock-based compensation expense	10,410	12,293	53,728	54,557
Realized (gain) loss from investments held and foreign currency impact on cash and investments	290	2,521	(388)	(115)
Investment income	(1,036)	(2,205)	(4,649)	(10,582)
Other	(546)	86	583	1,064
Adjusted EBITDA	$60,462	$49,639	$231,367	$186,631

Adjusted EBITDA Margin
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$192,652	$170,907	$751,505	$637,765

Net income	25,841	17,559	93,339	77,054
Margin	13%	10%	12%	12%

Adjusted EBITDA	60,462	49,639	231,367	186,631
Adjusted EBITDA Margin	31%	29%	31%	29%

Non-GAAP Income per Share
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$25,841	$17,559	$93,339	$77,054
Stock-based compensation expense	10,410	12,293	53,728	54,557
Amortization of intangible assets	9,579	7,862	37,169	23,510
Realized (gain) loss from investments held and foreign currency impact on cash and investments	290	2,521	(388)	(115)
Other	(546)	86	583	1,064
Income tax effects of adjustments	(2,344)	(6,371)	(22,279)	(24,505)
Non-GAAP income	$43,230	$33,950	$162,152	$131,565

Shares used to compute net income and non-GAAP income per share
Basic	37,712	37,646	37,881	37,306
Diluted	37,763	38,133	37,992	37,856

Net income per share, basic	$0.69	$0.47	$2.46	$2.07
Non-GAAP adjustments to net income per share, basic	0.46	0.43	1.82	1.46
Non-GAAP income per share, basic	$1.15	$0.90	$4.28	$3.53

Net income per share, diluted	$0.68	$0.46	$2.46	$2.04
Non-GAAP adjustments to net income per share, diluted	0.46	0.43	1.81	1.44
Non-GAAP income per share, diluted	$1.14	$0.89	$4.27	$3.48

The annual per share amounts may not cross-sum due to rounding.